Exhibit 10.29
December 11, 2009
STRICTLY CONFIDENTIAL
Overture Acquisition Corporation
c/o Maples Corporate Services Limited
Ugland House, Grand Cayman
KY1-1104, Cayman Islands
Attention:
Ladies and Gentlemen:
Pursuant to our recent discussions, we are pleased to confirm the arrangements under which J.P. Morgan Securities Inc. (“JPMorgan”) is engaged by Overture Acquisition Corporation (collectively with its subsidiaries and affiliates, the “Company”) to act as its financial advisor in connection with a possible Transaction (as defined below) with any other person (subject to J.P. Morgan having received internal conflicts and compliance approvals to provide such advice, once any such person is identified) (any such target, together with its subsidiaries and affiliates, a “Counterparty”), as contemplated by the public offering prospectus for the Company. For purposes hereof, the term “Transaction” shall mean, whether in one or a series of transactions, (a) any merger, consolidation, joint venture or other business combination pursuant to which the business of a Counterparty is combined with the Company; and /or (b) the acquisition by the Company, directly or indirectly, of a majority of the capital stock, assets, properties and /or businesses of a Counterparty, by way of tender or exchange offer, a direct or indirect purchase, lease, license, exchange, joint venture or other means.
          Section 1. Financial Advisory Services. During the term of this agreement we will:
          (a) assist the Company in identifying potential Counterparties;
          (b) familiarize ourselves with the financial condition and business of any Counterparty designated by the Company and advise and assist the Company in considering the desirability of effecting a Transaction; and
          (b) provide advice and assistance in connection with the Company’s consideration of the appropriate structure, purchase price and financial terms and conditions of a Transaction.
          The Company and JPMorgan agree that the Standard Terms and Conditions attached hereto form an integral part of this agreement and are hereby incorporated herein by reference in their entirely. The Company further understands and agrees that JPMorgan shall (i) provide its services independently from any other financial advisor retained by the Company (each a “Co-Advisor”), (ii) will not rely upon any services or work performed by any such Co-Advisor and (iii) shall have no liability to the Company or its securityholders for any actions or omissions of the Co-Advisor.
          Section 2. Compensation. The fees payable to JPMorgan for the foregoing services shall be a non-refundable fee of $500,000 payable upon the consummation of any Transaction during the term

Overture Acquisition Corporation
December 11, 2009
hereof or at any time within 12 months after expiration or termination of this agreement, as the case may be.
          Section 3. Payments. All amounts payable under this agreement (including the Standard Terms and Conditions) shall be paid in immediately available funds in U.S. dollars, without setoff and without deduction for any withholding, value-added or other similar taxes, charges, fees or assessments.
          Section 4. Term. This agreement will be effective as of December 11, 2008 (the “Effective Date”) and will expire on January 30, 2010. Our services hereunder may be earlier terminated, with or without cause by you or by us at any time and without liability or continuing obligation to you or to us (except for any expenses incurred by us to the date of termination); provided that the provisions of Sections 2, 3 and 4 hereof and Sections 1, 2 and 4 of the Standard Terms and Conditions shall survive any termination or expiration of this agreement.
          If the terms of our engagement as set forth in this agreement (including the attached Standard Terms and Conditions) are satisfactory, kindly sign the enclosed copy of this letter and return it to the undersigned. We look forward to working with the Company on this assignment.

Very truly yours, J.P. MORGAN SECURITIES INC.
By:	/s/ Jill Woodworth
	Name:	Jill Woodworth
	Title:	Executive Director

Accepted and Agreed As Of
The Date First Written Above:

Overture Acquisition Corporation
By:
Name:
Title:

Enclosure

Overture Acquisition Corporation
December 11, 2009
STANDARD TERMS AND CONDITIONS
The following general terms and conditions shall be incorporated by reference into the engagement letter dated December 11, 2009 between Overture Acquisition Corporation and JPMorgan to which these terms are attached (the “Engagement Letter”). Capitalized terms used below without definition shall have the meanings assigned to them in the Engagement Letter and any references herein to the “Agreement” shall mean the Engagement Letter together with these Standard Terms and Conditions.
          Section 1. Indemnification and Contribution.
          (a) The Company agrees (i) to indemnify and hold harmless JPMorgan and its affiliates, and the respective directors, officers, agents, and employees of JPMorgan and its affiliates (JPMorgan and each such entity or person being referred to as an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities of any kind (collectively, “Liabilities”) relating to or arising out of activities performed or services furnished pursuant to the Agreement, any Transaction or JPMorgan’s role in connection therewith, and (ii) to reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, services, Transaction or role, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid. The Company will not, however, be responsible for any such Liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from JPMorgan’s bad faith, gross negligence or willful misconduct. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its securityholders or creditors for or in connection with the Agreement, any Transaction or JPMorgan’s role or services in connection therewith, except to the extent that any such Liabilities or expenses incurred by the Company are finally judicially determined to have resulted primarily from JPMorgan’s bad faith, gross negligence or willful misconduct. In no event shall the Company or any Indemnified Person be responsible for any special, indirect or consequential damages incurred by the other; provided that nothing in this sentence shall be deemed to (i) relieve the Company of any obligation it may otherwise have hereunder to indemnify an Indemnified Person for any such damages asserted by an unaffiliated third party or (ii) relieve JPMorgan of any liability it may otherwise have hereunder to the Company for any such damages which the Company becomes legally obligated to pay to an unaffiliated third party.
          (b) The Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent. The Company will not, without JPMorgan’s written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, action or proceeding in respect of which indemnity may be sought hereunder, whether or not any Indemnified Person is an actual or potential party thereto, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such claim, action or proceeding. If the Company enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or substantially all of its assets in one or a series of transactions, the Company shall provide for the assumption of its obligations under this Section 1 by the purchaser or transferee of such assets or another party reasonably satisfactory to JPMorgan.
          (c) If the foregoing indemnification is unavailable or insufficient to hold an Indemnified Person harmless in respect of any Liabilities (and related expenses) referred to therein then, in lieu of

Overture Acquisition Corporation
December 11, 2009
indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities (and related expenses) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and JPMorgan, on the other hand, of the Transaction (whether or not the Transaction is consummated) and also the relative fault of each of the Company and JPMorgan, as well as any other relevant equitable considerations; provided, however, that except to the extent that any such Liabilities or expenses are finally judicially determined to have resulted primarily from JPMorgan’s bad faith, gross negligence or willful misconduct, in no event shall the Indemnified Persons be required to contribute an aggregate amount in excess of the aggregate amount of fees actually received by JPMorgan under the Engagement Letter. For the purposes of this Agreement, the relative benefits to the Company and JPMorgan of the Transaction shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or its securityholders, as the case may be, in connection with the Transaction or Transactions that are the subject of the Engagement Letter, whether or not any such Transaction is consummated, bears to (ii) the fees paid or to be paid to JPMorgan under the Engagement Letter.
          Section 2. Financial Advisory Role, Information, Reliance, Confidentiality, etc.
          (a) The Company understands that JPMorgan is acting solely as a financial advisor, is acting as an independent contractor and is not undertaking to provide any legal, accounting or tax advice in connection with its engagement under the Agreement and that JPMorgan’s role in any due diligence will be limited solely to performing such review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company.
          (b) The Company agrees to provide to JPMorgan all information reasonably requested by JPMorgan for the purpose of its engagement under the Agreement and to provide reasonable access to employees and directors of the Company as JPMorgan requests. JPMorgan shall be entitled to rely upon and assume, without any obligation of independent verification, the accuracy and completeness of all information that is publicly available and of all information that has been furnished to it by the Company or any Counterparty or otherwise reviewed by JPMorgan, and JPMorgan shall not assume any responsibility or have any liability therefor. JPMorgan has no obligation to conduct any appraisal of any assets or liabilities or to evaluate the solvency of the Company or any Counterparty under any state or federal laws relating to bankruptcy, insolvency or similar matters.
          (c) In order to enable JPMorgan to bring relevant expertise to bear on its engagement under the Agreement from among its global affiliates, the Company agrees that JPMorgan may share information obtained from the Company hereunder with its affiliates, and may perform the services contemplated hereby in conjunction with its affiliates, and that any JPMorgan affiliates performing services hereunder shall be entitled to the benefits and subject to the terms of the Agreement. The Company agrees that JPMorgan shall have the right to review and pre-approve any reference to it or its role as financial advisor under the Agreement in any public statement made by the Company (such approval not to be unreasonably withheld).
          (d) JPMorgan’s financial advice is intended solely for the benefit and use of the senior management and the Board of Directors of the Company in considering a Transaction, is not on behalf of, and shall not confer rights or remedies upon, any shareholder or creditor of the Company or any other person, and may not be used or relied upon for any other purpose. Except as otherwise required by applicable law or governmental or stock exchange regulation, the Company will treat JPMorgan’s advice and the terms of the Agreement as confidential and will not disclose them to any third party (other than, on a confidential basis, to its counsel and other advisors in connection with a Transaction, it being understood that the Company will be responsible for any breach by such counsel or advisors of the provisions of this sentence) in any manner without JPMorgan’s prior written approval.

Overture Acquisition Corporation
December 11, 2009
          (e) Notwithstanding any other provision herein, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. income and franchise tax treatment and the U.S. income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. income or franchise tax strategy, if any, provided to the Company by JPMorgan or its affiliates.
          Section 3. Other Business Relationships.
          (a) You understand that JPMorgan and its affiliates (collectively, “Morgan”) comprise a full service securities firm and a commercial bank engaged in securities trading and brokerage activities, as well as providing investment banking, asset management, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of corporations and individuals. In the ordinary course of our trading, brokerage, asset management, and financing activities, Morgan may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of any Counterparty, the Company or any other company that may be involved in the Transaction. Morgan recognizes its responsibility for compliance with federal securities laws in connection with such activities.
          (b) In addition, Morgan may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, which parties may have interests with respect to the Company, any Counterparty or a Transaction. Without limiting the foregoing, the Company acknowledges and agrees that, in agreeing to provide the advisory services contemplated by the Agreement, JPMorgan reserves the right of Morgan to pursue opportunities to arrange and/or provide new financing to other potential parties to an acquisition or business combination transaction involving any Counterparty specifically in connection with such transaction. The Company acknowledges its understanding that the interests of Morgan in its capacity as arranger and/or provider of financing to other potential parties in respect of a transaction involving any Counterparty may differ from those of the Company with respect to the timing, pricing and terms and conditions of a Transaction or any such alternative acquisition or business combination transaction and otherwise, and the Company expressly waives any conflicts of interest which may result from JPMorgan’s multiple roles as advisor to the Company hereunder and as an arranger and/or provider (or an affiliate to such an arranger or provider) of financing to other potential parties to a transaction involving any Counterparty. Notwithstanding anything contained herein, during the term of the Agreement, Morgan shall not act as M&A financial advisor to any party (other than the Company) in connection with a Transaction or any other acquisition or business combination transaction involving any Counterparty with respect to which JPMorgan has agreed to advise the Company (as contemplated by the opening paragraph of the Engagement Letter). Although Morgan in the course of its other relationships described above may acquire information about the Transaction, any Counterparty or such other parties, Morgan shall have no obligation to disclose such information, or the fact that Morgan is in possession of such information, to the Company or to use such information on the Company’s behalf. Furthermore Morgan may have fiduciary or other relationships whereby Morgan may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, any Counterparty or others with interests with respect to a Transaction. The Company acknowledges that Morgan may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder.
          Section 4. Miscellaneous. The Agreement may not be assigned by the Company or JPMorgan without the prior written consent of the other. The Agreement constitutes the entire

Overture Acquisition Corporation
December 11, 2009
understanding of the parties with respect to the subject matter thereof, supersedes all prior agreements with respect thereto, may not be amended except in writing signed by both of the parties, has been duly authorized and executed by each of the parties hereto and constitutes the legal, binding obligation of each such party. The Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law. Each of the Company and JPMorgan irrevocably and unconditionally submits to the exclusive jurisdiction and venue of any State or Federal court sitting in New York City over any action, suit or proceeding arising out of or relating to this Agreement. Each of the Company and JPMorgan irrevocably and unconditionally waives any objection to the laying of venue of any such action brought in any such court and any claim that any such action has been brought in an inconvenient Forum. JPMorgan and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders) each waives any right to trial by jury in any action, claim, suit or proceeding with respect to JPMorgan’s engagement as financial advisor under the Agreement or its role in connection herewith.